Exhibit 10.2

WELLS FARGO

Loan Support Team

MAC C7300-079

1740 Broadway

Denver, CO 80274

303-861-8811

303-832-3425 Fax

June 26, 2003

3D Systems Corporation

26081 Avenue Hall

Valencia, CA 91355

Re:	Reimbursement Agreement to establish a Wells Fargo Letter of Credit to secure Variable Rate Demand Industrial Development Revenue Bond, Series 1996, 3D Systems Corporation Project.

Dear Mr. White:

Pursuant to Section 7 of the Reimbursement Agreement referenced above, 3D Systems Corporation (the “Company”) must comply with the following covenants:

1.	Section 7.1 Annual Financial Information. Furnish to the Reimbursement Bank on or before 120 days after the end of each fiscal year of the Company the Form 10K of the Company as filed with the SEC as of the close of such fiscal year.

2.	Section 7.2 Interim Financial Information. Furnish to the Reimbursement Bank within forty-five days after the end of each of the first three quarters of each fiscal year of the Company the Form 10Q of the Company as filed with the SEC as of the end of each such period.

The company has requested that the Wells Fargo Bank West, N.A. (the “Bank”) waive the Company’s violation of these covenants.

The Bank is relying on the Company’s representation that the Company will remain in compliance with all other covenants of the Reimbursement Agreement if such waiver is given. The Bank hereby agrees to waive compliance with the covenants set forth in Section 7.1 and 7.2 as of June 26, 2003, provide the Company again complies with these waived covenants as of August 15, 2003. The Bank’s waiver is also contingent upon the following terms and conditions:

1.	The Company remains in compliance with all other provisions of the Loan Agreement.

2.	On or before August 15, 2003, the Company will furnish to the Bank the Form 10K of the Company as filed with the SEC for the December 31, 2002 fiscal year end.

3.	On or before August 15, 2003, the Company will furnish to the Bank the Form 10Q of the Company as filed with the SEC for the March 31, 2003 quarter end and the June 30, 2003 quarter end.

The Bank’s waiver is limited to the covenants set forth in Sections 7.1 and 7.2. The Bank hereby represents that it will not, nor is it in any way obligated to, grant any other similar requests by the Company nor does the Bank’s waiver constitute a modification of the Reimbursement Agreement.

The Bank reserves the right to assert and act in reliance upon any and all events of default which may presently exist or may hereafter occur.

Please contact me if you have any questions or comments.

If you agree with the terms of this letter please so indicate by signing below. This proposal will remain open until 5:00 p.m. on July 1, 2003.

Sincerely,

/s/ JEAN A. DAVIS

Jean A. Davis Loan Support Team

AGREED TO AND ACCEPTED:

3D Systems Corporation:

By:	/s/ PETER V. WHITE

Date: 6/27/03